Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report dated March 13, 2006, with respect to the consolidated financial statements of Sterling Financial Corporation and our report dated March 13, 2006, with respect to management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting included in this Annual Report (Form 10-K) of Sterling Financial Corporation:

(1)	Registration Statement (Form S-3/A No. 33-55131) pertaining to the Sterling Financial Corporation Dividend Reinvestment and Stock Purchase Plan;
(2)	Registration Statement (Form S-8 No. 333-28101) pertaining to the 1997 Directors Stock Compensation Plan and Policy;
(3)	Registration Statement (Form S-8 No. 333-103069), pertaining to the Sterling Financial Corporation 1996 Stock Incentive Plan; and
(4)	Registration Statement (Form S-8 No. 333-126258), pertaining to the Sterling Financial Corporation 2005 Directors Stock Compensation Plan and Policy

Philadelphia, Pennsylvania
March 13, 2006